Exhibit 99.1

NOTICE OF EXCHANGE

To:	AST TRUST COMPANY (CANADA) (the “Transfer Agent”)

PLEASE DELIVER YOUR EXCHANGE REQUEST AS FOLLOWS:

Via Mail: AST Trust Company (Canada) 1 Toronto Street, Suite 1200 Toronto, ON M5C 2V6 Attention: Corporate Actions

This notice is given pursuant to Bye-Law 2.12 (the “Bye-Laws”) of Brookfield Asset Management Reinsurance Partners Ltd. (the “Company”). All capitalized words and expressions used in this notice that are not otherwise defined herein have the meanings ascribed to such words and expressions in the Bye-Laws.

The undersigned hereby notifies the Transfer Agent, Brookfield Asset Management Inc. (“BAM”) and the Company that the undersigned desires to have BAM acquire from the undersigned:

☐	all Class A Share(s) registered in the name of the undersigned; or

☐	___________ Class A Share(s) registered in the name of the undersigned,

such amount of Class A Share(s) elected above, being hereafter referred to herein as the “Tendered Class A Shares”.

This notice is and will be deemed to be an offer by the undersigned to sell such Tendered Class A Share(s) to BAM in accordance with the undersigned’s Exchange Right on or prior to the Specified Exchange Date for the Exchange Consideration and on the other terms and conditions set out in the Bye-Laws.

The undersigned acknowledges that notwithstanding the foregoing, (i) for so long as there is not an effective registration statement for the delivery of the BAM Shares Amount for the Tendered Class A Shares, BAM will not be required to deliver a Cash Amount (in lieu of the BAM Shares Amount for any Tendered Class A Shares) in excess of $5,000,000 in the aggregate over any 30 consecutive calendar day period, provided that such limit will not apply for more than 90 consecutive calendar days during any 12 calendar month period; and (ii) a Notice of Exchange will not be accepted, and no Exchange Right may be exercised, during the 15 business days prior to the Specified Class A Redemption Date or the occurrence of a Liquidation Event or a BAM Liquidation Event.

The undersigned hereby represents and warrants to BAM that the undersigned has good title to, and owns, the Tendered Class A Share(s) to be acquired by BAM, free and clear of all liens, claims and encumbrances whatsoever.

(Date)

(Please print Name of Tendering Class A Shareholder)

(Please print phone number)

(Signature of Tendering Class A Shareholder)

(Guarantee of Signature)

CURRENCY ELECTION

(only if exchange or acquisition of the Tendered Class A Shares is satisfied by the Cash Amount)

Shareholders domiciled in Canada will receive the Cash Amount in Canadian dollars (CAD) and shareholders domiciled in the United States and all other countries will receive the Cash Amount in U.S. dollars (USD), unless otherwise elected below:

☐ Issue my cash entitlement payment(s) in U.S. dollars (USD).

☐ Issue my cash entitlement payment(s) in Canadian dollars (CAD).

By electing to receive payment in another currency, the undersigned acknowledges that (a) the exchange rate used will be the rate established by the Transfer Agent, in its capacity as foreign exchange service provider to the Company, on the date the funds are converted and (b) the risk of any fluctuation in such rate will be borne by the undersigned.

Payment Delivery Instruction

☐

Please check this box if the Cash Amount, if applicable, resulting from the exchange or acquisition of the Tendered Class A Shares is to be paid by cheque and mailed to the last address of the Tendering Class A Shareholder as it appears on the register of the Company or as instructed below in Exhibit A. ALL CHEQUE PAYMENTS WILL BE ISSUED TO THE REGISTERED NAME AS IT CURRENTLY APPEARS.

☐

Please check this box if the Cash Amount, if applicable, resulting from the exchange or acquisition of the Tendered Class A Shares is to be paid by cheque and held for pick-up by the Tendering Class A Shareholder at the principal transfer office of the Transfer Agent in Toronto, Ontario.

NOTE:

This panel must be completed and such additional documents as the Transfer Agent may require must be deposited with the Transfer Agent at its principal transfer office in Toronto, Ontario. The BAM Shares Amount and any payment resulting from the exchange or acquisition of the Tendered Class A Shares will be issued and registered in, and made payable to respectively, the name of the Tendering Class A Shareholder as it appears on the register of the Company and the BAM Shares Amount and payment resulting from such exchange or acquisition will be delivered to such Tendering Class A Shareholder as indicated above, unless the form appearing immediately below (including the signature guarantee section) is duly completed.

EXHIBIT A:

Cheque Delivery Information

Date: _______________________, 2021

Name of Person in Whose Name Payment is to be Delivered (please print)

Street Address or P.O. Box

City, Province and Postal Code

Signature of Tendering Class A Shareholder

Guarantee of Signatures

If this Notice is signed by a person other than the registered owner(s) of the Tendered Class A Share(s), or if BAM Share(s) are to be returned to a person other than such registered owner(s) or sent to an address other than the address of the registered owner(s) as shown on the register of the Company or if the payment is to be issued in the name of a person other than the registered owner of the Tendered Class A Share(s) such signature must be guaranteed by an Eligible Institution, or in some other manner satisfactory to the Transfer Agent (except that no guarantee is required if the signature is that of an Eligible Institution).

Signature guaranteed by (if required)	Dated: _________________________________

Authorized Signature	Name of Authorized Representative (please print or type) (if applicable)

Name of Guarantor (please print or type)

Address (please print or type)